Exhibit 99.1

FY 12 BONUS PLAN

1.	Introduction

The Company has established a Bonus Plan for certain eligible employees. Bonuses are based on the Company’s overall performance, the individual employee’s salary grade level and the employee’s overall performance. Bonuses are calculated twice a year – following the end of the first half of the fiscal year (up to 50% of the annual target bonus) and following the end of the fiscal year (up to the remaining portion, totaling 100% of the annual target bonus). Each such six-month period is independent and the total funding of the bonus pool will be determined by the Company performance for that six-month period (that is, no year-end true-up will occur). Please note that there is no guarantee that payments will be made under this Bonus Plan, and that the Company may amend or terminate the Bonus Plan at any time.

2.	Funding Of Bonus Pool

The bonus pool for each six-month period will be determined by (a) Company performance based on percentage achievement of gross operating margin and revenue targets (as determined by the Plan Administrator) times (b) the sum of (i) eligible compensation for such period for each employee times (ii) the applicable employee’s bonus target percent. Failure to meet minimum Company performance thresholds will result in payment of no more than the threshold 25% of target level, but such failure may result in no bonus pool and no bonuses for that period.

Actual funding for non-E-Council eligible employees is based on attainment of corporate performance results as follows:

(a) Below minimum thresholds of 90% revenue achievement and 80% gross operating margin achievement, the Bonus Plan may be funded at 25% of target, but may result in no bonus pool for that period, in the discretion of the Plan Administrator.

(b) At minimum threshold of each performance metric, the pool will fund at 50% of target, with funding increasing for performance over the minimum threshold at a linear rate up to 100%.

(c) At 100% of plan, the bonus pool will fund at 100%.

FY12 Bonus Plan	Page 1 of 7

(d) Funding accelerators may be applied to achievement above 100% of plan, in the discretion of the Plan Administrator.

Actual funding for E-Council employees is based on attainment of corporate performance results as follows:

(a) Below minimum thresholds of 90% revenue achievement and 70% gross operating margin achievement, there will be no bonus pool for that period for E-Council employees, except that if gross operating achievement is greater than 70% but below 80%, the Plan Administrator in its discretion may fund the bonus pool at up to 25% of target.

(b) At the minimum thresholds of 90% revenue achievement and 80% gross operating margin achievement, the pool will fund at 50% of target, with funding increasing for performance over the minimum threshold at a linear rate up to 100%.

(c) At 100% of plan, the bonus pool will fund at 100%.

(d) Funding accelerators may be applied to achievement above 100% of plan, in the discretion of the Plan Administrator.

(e) The Plan Administrator will have full discretion to increase or decrease any bonus payment for each member of E-Council and the CEO under the plan.

3.	Apportionment of Bonus Pool

Once the bonus pool is determined for each six-month period, it will be apportioned among (a) the Company’s E-Council members for consideration and distribution to employees (other than themselves) within their respective areas, and (b) the CEO for consideration and distribution to his direct reports, subject to review and approval by the Compensation Committee with respect to such direct reports who are E-Council members. The percentage of the pool apportioned to each member of E-Council and the CEO for such distribution will be in direct proportion to the eligible percentage of total Company compensation within their area for the applicable six-month period.

FY12 Bonus Plan	Page 2 of 7

4.	Employee Eligibility

All employees who regularly work 32 hours or more per week are eligible to participate in the bonus pool except that the following employees will not be eligible:

(a) Employees who have been on the Company payroll for less than two months of the applicable six-month period;

(b) Employees whose employment terminates for any reason before the end of the applicable six-month period;

(c) Employees who are on a performance improvement plan as of the date the bonus is paid or have been terminated for poor performance, or been given notice of termination, but are still on payroll; and

(d) Employees on a sales incentive plan (subject to certain limited exceptions in the discretion of management).

Employees on an approved leave of absence will be eligible for a bonus award based on any eligible earnings during the fiscal half year.

5.	Measurement of Employee Performance

Although the ultimate decision as to the amount of a bonus, if any, shall be made in the discretion of the Company’s management, an employee’s individual performance is generally an important consideration in his or her bonus determination. Individual performance will be based on the employee’s performance rating, either using the annual performance review rating or a refreshed rating. The basis for the refreshed rating may include assessing performance to goals that were established at the beginning of the fiscal year or semi-annual period.

6.	Determining Bonus Amounts

Target bonuses expressed as a percentage of eligible pre-tax earnings are established for each salary grade. “Eligible Earnings” shall mean the total amount of base salary or base wages calculated on a regular work week and actually paid for Services during the applicable six-month period, but which shall exclude any other compensation including without limitation bonus amounts, amounts paid for

FY12 Bonus Plan	Page 3 of 7

perquisites, and any amounts paid under the Bonus Plan. Payment for overtime or part-time work less than 32 hours per week shall not be considered in determining the Eligible Earnings, except as required by applicable law.

“Services” shall mean employment services of at least 32 hours per week, except as prohibited by applicable law (in which event “Services” shall include part-time employment services to the extent required by law). An Employee shall be considered to be providing Services during periods in which he or she is on paid leave (vacation, holiday and/or sick time pay through the company payroll).

Bonuses for eligible employees who take a leave of absence or work only a portion of the applicable six-month period will be in proportion to their actual earnings (not including disability payments provided through statutory or insured benefit plans) during such six-month period.

Actual bonus amounts depend on the size of the available pool, individual performance and the relative contributions of employees. Even if employees meet or exceed their individual objectives, they are not automatically entitled to the full amount of their target bonus. Similarly, while individuals may be paid more than their target bonus level, the total amount of bonuses approved by each member of E-Council and the CEO may not exceed the bonus pool available to them. Accordingly, the Company’s executive management must exercise their discretion to adjust bonus awards to reflect the relative contribution of employees across their organizations. Bonuses for all employees are subject to review and approval by the Compensation Committee of the Board of Directors.

As the above description makes clear, the Company makes bonus decisions by balancing a number of factors. Because this balancing inevitably involves subjective decisions and the exercise of discretion, employees should not expect to receive a particular bonus amount for any given period.

7.	Payment of Bonuses

Bonuses typically are paid approximately six to eight weeks following the close of the two six-month periods that end on October 31 and April 30.

FY12 Bonus Plan	Page 4 of 7

8.	General Terms and Conditions

(a) Nothing in this Bonus Plan is intended to create an express or implied right to continued employment, nor is it intended to alter the at-will status of the Company’s employees.

(b) This Bonus Plan is intended to be exempt from Section 409A of the Code pursuant to the short-term deferral exception thereunder, and so any bonus payable hereunder shall be paid no more than 2 and 1/2 months following the end of the taxable year in which such bonus becomes earned or nonforfeitable.

(c) The “Plan Administrator” shall be the Company’s Chief Executive Officer (CEO), except that with respect to the participation of all members of the E-Council (and any other individual considered an “executive officer” under applicable securities laws) and the CEO in the Bonus Plan, the “Plan Administrator” shall be the Compensation Committee of the Company’s Board of Directors. Full power and authority to interpret and administer this Plan shall be vested in the Plan Administrator. The Plan Administrator shall have the authority to create or alter terms of the Plan. The Plan Administrator may from time to time make such decisions and adopt such terms for implementing the Plan as he or they deems appropriate for the Plan or any participant under the Plan. Any decision taken by the Plan Administrator arising out or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all participants and any person claiming under or through them. The Plan Administrator may delegate power with respect to the Plan from time to time. The Plan Administrator may at any time revoke, add to or vary any of the provisions of the Plan or all or any of the rights or obligations of the participants in connection with the Plan.

(d) Except as expressly provided herein, no employee, or other person shall have any claim of right (legal, equitable or otherwise) to any bonus. No officer or employee of the Company or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a participant shall be assignable.

9.	Special Notice to Employees

Please be aware that the Company reserves the absolute right in its sole discretion to amend or terminate the Bonus Plan at any time and for any reason. The Company is not obligated to continue to

FY12 Bonus Plan	Page 5 of 7

grant bonuses or any equivalent or other benefits to you. Any benefits that are afforded under the Bonus Plan do not form an employment contract with the Company or any of its subsidiaries or affiliates. Any bonus awarded under the Bonus Plan is not part of your salary or other remuneration for any purposes, including for purposes of computing payment during the notice period, payment in lieu of notice, severance pay, other termination compensation or indemnity (if any) or any similar payments.

FY12 Bonus Plan	Page 6 of 7

Bonus Rating Guidelines

Individual performance will be based on the following rating scale.

Rating	Definition	Guideline	Target Award
4	Substantially exceeds expectations; consistently far exceeds job requirements	8% - 12%	90% - 150%
3	Consistently meets expectations; may occasionally/often exceed job requirements	83% - 87%	60% - 115%
2	Does not consistently meet job requirements	5%	0%
1	Consistently fails to meet job requirements	<1%	0%

Bonus Targets

Each employee will have a bonus target associated with the salary grade on the date the bonus is determined.

Grade	Bonus Target
50	50%
40	40%
30	35%
29	25%
28	20%
27	15%
26	15%
25	15%
24	10%
23	10%
22	10%
21	10%
13	10%
12	10%
11	10%

Employees should consult with their manager if they are unsure of their grade. Employees who had a higher target payout under the prior PSP plan will have their target retained during FY12.

FY12 Bonus Plan	Page 7 of 7